U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: October 19, 2017

Concierge Technologies, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-29913	95-4442384
(state of	(Commission File Number)	(IRS Employer
incorporation)		I.D. Number)

29115 Valley Center Rd., K-206

Valley Center, CA 92082

(866) 800-2978

(Address and telephone number of registrant's principal

executive offices and principal place of business)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                                      Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                                                ☐

Item 1.01	Entry Into a Material Definitive Agreement

On October 18, 2017, Concierge Technologies, Inc., a Nevada Corporation (“Concierge”), through its wholly owned subsidiary Kahnalytics, Inc. (“Kahnalytics”), a California corporation, entered into an Asset Purchase Agreement (the “Agreement”) with The Original Sprout, LLC, a California limited liability company (“Original Sprout”) and the members of Original Sprout (the “Sellers”) whereby Kahnalytics agreed to purchase all rights, title and interest in the assets and business of Original Sprout, which engages in the manufacture and sale of organic, non-toxic, all natural hair care, bath, skin, and styling products (the “Original Sprout Assets”) in exchange for three million six hundred nineteen thousand four hundred and fifteen dollars ($3,619,415) (the “Purchase Price”), subject to certain downward adjustments as set forth in the Agreement. To ensure the performance of Kahnalytics’ financial responsibilities under the terms of the Agreement, currently with the execution of the Agreement, Concierge agreed to make a loan to Kahnalytics of up to three million seven hundred fifty thousand dollars ($3,750,000) at 0% interest with no maturity date to be used for the Purchase Price. Furthermore, Concierge has further agreed to provide a corporate guarantee on a promissory note to Original Sprout guaranteeing the Final Payment of up to $1,250,000 (or such lesser amount remaining of the Purchase Price), which shall be paid to the Sellers within five days after January 1, 2019.

All defined terms not otherwise defined herein shall have the meaning as set forth in the Agreement which is attached hereto as Exhibit 10.1 and incorporated herein by this reference. The Agreement contains customary representations, warranties, covenants and indemnification provisions. The Agreement is subject to closing conditions as set forth in Article III and Article VII of the Agreement (the “Closing Conditions”)

The Closing shall commence no earlier than November 18th, 2017 and no later than: (i) 10:00 am PST on the 7th Business Day (or such other day as Kahnalytics and the Sellers shall agree) following the satisfaction or waiver of the Closing Conditions, or (ii) December 31, 2017, whichever is sooner.

There is no guarantee that the Closing of the Agreement will occur either as provided for in the Agreement or at all. There is no guarantee that either the Kahnalytics or Original Sprout will fulfill all conditions to Closing and that if not fulfilled, that either party will waive the outstanding condition to Closing.

The foregoing description of the Agreement is not complete and is subject to and qualified in its entirety by reference to the Agreement within Exhibit 10.1 which is attached hereto and incorporated herein by this reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in response to Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 8.01	Financial Statements and Exhibits

On October 19, 2017, the Company issued a press release announcing its entry into the Agreement. The press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	Asset Purchase Agreement dated October 18, 2017 by and among Kahnalytics, Inc. and The Original Sprout, LLC

99.1	Press Release of Concierge Technologies, Inc., dated October 19, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 19, 2017	CONCIERGE TECHNOLOGIES, INC.

	By:	/s/ Nicholas Gerber
Nicholas Gerber
Chief Executive Officer